Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below have the same meaning as terms defined and included elsewhere in the Current Report on Form 8-K (the “Form 8-K”) filed with the Securities and Exchange Commission (the “SEC”) on January 5, 2021. Unless the context otherwise requires, the “Company” refers to Rush Street Interactive, Inc. (“RSI”) (f/k/a dMY Technology Group, Inc.) and its subsidiaries after the Closing, and dMY Technology Group, Inc. (“dMY”) prior to the Closing.

The following unaudited pro forma condensed combined financial information presents the combination of the financial information of dMY and Legacy RSI, adjusted to give effect to the Business Combination and related transactions. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses”.

The unaudited pro forma condensed combined balance sheet as of September 30, 2020 combines the historical balance sheet of dMY and the historical balance sheet of Legacy RSI on a pro forma basis as if the Business Combination and related transactions, summarized below, had been consummated on September 30, 2020. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2019 and the nine months ended September 30, 2020, combine the historical statements of operations of dMY and historical statements of operations of Legacy RSI for such periods on a pro forma basis as if the Business Combination and related transactions, summarized below, had been consummated on January 1, 2019, the beginning of the earliest period presented:

•	the Business Combination; and

•

the issuance and sale of 16,043,002 shares of Class A Common Stock for a purchase price of $10.00 per share and an aggregate purchase price of $160.4 million in the PIPE pursuant to the Subscription Agreements.

The unaudited pro forma condensed combined financial statements have been developed from and should be read in conjunction with:

•	the accompanying notes to the unaudited pro forma condensed combined financial statements;

•

the historical audited financial statements of dMY as of December 31, 2019 and for the period from September 27, 2019 (inception) through December 31, 2019 and the related notes, which are set forth on Annex F of the Company’s definitive proxy statement filed with the Securities and Exchange Commission on December 14, 2020 by dMY (the “Proxy Statement”);

•	the historical audited consolidated financial statements of Legacy RSI as of and for the year ended December 31, 2019 and the related notes, which are set forth on Annex F of the Proxy Statement;

•	the historical unaudited financial statements of dMY as of and for the nine months ended September 30, 2020 and the related notes, which are set forth on Annex F of the Proxy Statement;

•

the historical unaudited consolidated financial statements of Legacy RSI as of and for the nine months ended September 30, 2020 and the related notes, which are set forth on Annex F of the Proxy Statement;

•

other information relating to dMY and Legacy RSI contained in the Proxy Statement, including the Business Combination Agreement and the description of certain terms thereof set forth in the section entitled “The Business Combination.”

Pursuant to dMY’s existing amended and restated certificate of incorporation, public stockholders were offered the opportunity to redeem, upon the closing of the Business Combination, shares of Class A Common Stock then held by them for cash equal to their pro rata share of the aggregate amount on deposit (as of two business days prior to the Closing) in the Trust Account (as defined in the Proxy Statement). The unaudited condensed combined pro forma financial statements reflect actual redemptions of 485 shares of Class A Common Stock at $10.03 per share.

Notwithstanding the legal form of the Business Combination pursuant to the Business Combination Agreement, the Business Combination is accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, dMY is treated as the acquired company and RSI is treated as the acquirer for financial statement reporting purposes. Legacy RSI has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

•	Legacy RSI’s existing shareholders, through their ownership of the Class V Voting Stock, have the greatest voting interest in the combined entity with over 75% of the voting interest;

•	Legacy RSI’s directors represent the majority of the new board of directors of the combined company;

•	Legacy RSI’s senior management is the senior management of the combined company; and

•	Legacy RSI is the larger entity based on historical operating activity and has the larger employee base.

Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined financial statements are described in the accompanying notes. The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and are not necessarily indicative of the operating results and financial position that would have been achieved had the Business Combination occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial statements do not purport to project the future operating results or financial position of the Company following the completion of the Business Combination. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and analyses are performed.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF SEPTEMBER 30, 2020

(in thousands)

	RSI (Historical)	dMY (Historical)	Transaction Accounting Adjustments			Pro Forma Combined
Assets
Cash and cash equivalents	$10,866	$482	230,759	(a	)	$249,270
			(8,050)	(b	)
			(20,212)	(c	)
			160,430	(d	)
			(5)	(k	)
			(125,000)	(l	)
Restricted cash	4,249	—	—			4,249
Players receivable	659	—	—			659
Due from affiliates	35,185	—	—			35,185
Prepaid expenses and other current assets	6,025	390	(2,760)	(c	)	3,655

Total current assets	56,984	872	235,162			293,018

Investments held in Trust Account	—	230,759	(230,759)	(a	)	—
License fee, net	8,555	—	—			8,555
Property and equipment, net	1,308	—	—			1,308
Operating lease right-of-use assets, net	816	—	—			816
Other assets	911	—	—			911

Total assets	$68,574	$231,631	$4,403			$304,608

Liabilities
Accounts payable	$7,141	$39	$—			$7,180
Accrued expenses	27,913	2,441	(5,201)	(c	)	25,153
Share-based liability	108,932	—	1,984	(g	)	—
			(110,916)	(h	)
Deferred royalty, short-term	159	—	—			159
Operating lease liabilities, short term	206	—	—			206
Due to partners	650	—	—			650
Due to affiliates	4,331	—	—			4,331
Other current liabilities	398	203	—			601

Total current liabilities	149,730	2,683	(114,133)			38,280
Deferred royalty, long term	3,870	—	—			3,870
Operating lease liabilities, long term	621	—	—			621
Deferred underwriting commissions associated with initial public offering	—	8,050	(8,050)	(b	)	—

Total liabilities	154,221	10,733	(122,183)			42,771

Commitments and contingencies
Common stock subject to possible redemptions	—	215,897	(215,897)	(e	)	—
Preferred units	34,437	—	(34,437)	(h	)	—
Stockholders’ equity/ Members’ deficit
Preferred stock	—	—	—			—
Common stock
Class A	—	—	2	(d	)	5
			2	(e	)
			1	(f	)
			—	(k	)
Class B	—	1	(1)	(f	)	—
Class V			15	(j	)	15
Members’ units	35,186	—	145,353	(h	)	—
			(180,539)	(l	)
Additional paid in capital	—	7,437	(17,771)	(c	)	216,217
			160,428	(d	)
			215,895	(e	)
			(2,437)	(i	)
			(15)	(j	)
			(5)	(k	)
			(125,000)	(l	)
			(22,315)	(l	)
Accumulated other comprehensive loss	(566)	—				(566)
Accumulated deficit	(154,704)	(2,437)	2,437	(i	)	(155,162)
			(1,984)	(g	)
			1,526	(l	)

Total stockholders’ equity attributable to common shareholders / members’ deficit	(120,084)	5,001	175,592			60,509

Noncontrolling interests	—	—	201,328	(l	)	201,328

Total stockholders’ equity/ members’ deficit	(120,084)	5,001	376,920			261,837

Total liabilities and stockholders’ equity/ members’ deficit	$68,574	$231,631	$4,403			$304,608

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2019

(in thousands, except share and per share data)

	RSI (Historical)	dMY (Historical)	Transaction Accounting Adjustments			Pro Forma Combined
Revenue	$63,667	$—	$—			$63,667

Operating costs and expenses
Cost of revenue	32,893	—	—			32,893
Advertising and promotions	28,313	—	—			28,313
General, administrative and other	23,649	1	2,441	(dd	)	31,248
			1,984	(ee	)
			3,173	(ff	)
Depreciation and amortization	1,139	—	—			1,139

Total operating costs and expenses	85,994	1	7,598			93,593

Loss from operations	(22,327)	(1)	(7,598)			(29,926)

Other expense
Interest expense, net	(123)	—	—			(123)

Total other expense	(123)	—	—			(123)

Net loss	(22,450)	(1)	(7,598)			(30,049)

Net loss attributable to noncontrolling interests	—	—	(23,105)	(cc	)	(23,105)

Net loss attributable to common shareholders	$(22,450)	$(1)	$15,507			$(6,944)

Basic and diluted weighted average shares outstanding - Class A						43,579,704
Basic and diluted net loss per share - Class A						$(0.16)

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2020

(in thousands, except share and per share data)

	RSI (Historical)	dMY (Historical)	Transaction Accounting Adjustments			Pro Forma Combined
Revenue	$178,452	$—	$—			$178,452

Operating costs and expenses
Cost of revenue	118,774	—	—			118,774
Advertising and promotions	33,421	—	—			33,421
General, administrative and other	114,815	3,068	(2,441)	(dd	)	117,062
			1,620	(ff	)
Depreciation and amortization	1,368	—	—			1,368

Total operating costs and expenses	268,378	3,068	(821)			270,625

Loss from operations	(89,926)	(3,068)	821			(92,173)

Other income (expense)
Interest expense, net	(101)	—	—			(101)
Gain on marketable securities, net, dividends and interest, held in Trust Account	—	759	(759)	(aa	)	—

Total other income (expense)	(101)	759	(759)			(101)

Loss before income tax expense	(90,027)	(2,309)	62			(92,274)

Income tax expense	—	128	(128)	(bb	)	—

Net loss	(90,027)	(2,437)	190			(92,274)

Net loss attributable to noncontrolling interests	—	—	(70,950)	(cc	)	(70,950)

Net loss attributable to common shareholders	$(90,027)	$(2,437)	$71,140			$(21,324)

Basic and diluted weighted average shares outstanding - Class A						43,579,704
Basic and diluted net loss per share - Class A						$(0.49)

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

1.	Basis of Presentation

The Business Combination is accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, dMY is treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of Legacy RSI issuing stock for the net assets of dMY, accompanied by a recapitalization. The net assets of dMY are stated at historical cost, with no goodwill or other intangible assets recorded.

The unaudited pro forma condensed combined balance sheet as of September 30, 2020 gives pro forma effect to the Business Combination as if it had been consummated on September 30, 2020. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2019 and the nine months ended September 30, 2020, give pro forma effect to the Business Combination as if it had been consummated on January 1, 2019.

The unaudited pro forma condensed combined balance sheet as of September 30, 2020 has been prepared using, and should be read in conjunction with, the following:

•	dMY’s unaudited balance sheet as of September 30, 2020 and the related notes, which are set forth on Annex F of the Proxy Statement; and

•	Legacy RSI’s unaudited consolidated balance sheet as of September 30, 2020 and the related notes, which are set forth on Annex F of the Proxy Statement.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2019 has been prepared using, and should be read in conjunction with, the following:

•	dMY’s audited statement of operations for the period from September 27, 2019 (inception) through December 31, 2019 and the related notes, which are set forth on Annex F of the Proxy Statement; and

•	Legacy RSI’s audited consolidated statement of operations for the year ended December 31, 2019 and the related notes, which are set forth on Annex F of the Proxy Statement.

The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2020 has been prepared using, and should be read in conjunction with, the following:

•	dMY’s unaudited statement of operations for the nine months ended September 30, 2020 and the related notes, which are set forth on Annex F of the Proxy Statement; and

•	Legacy RSI’s unaudited consolidated statement of operations for the nine months ended September 30, 2020 and the related notes, which are set forth on Annex F of the Proxy Statement.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The pro forma adjustments reflecting the consummation of the Business Combination are based on certain currently available information and certain assumptions and methodologies that management believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. Management believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination based on information available to management at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the post-combination company. They should be read in conjunction with the historical financial statements and notes thereto of dMY and Legacy RSI.

2.	Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and has been prepared for informational purposes only.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). The Company has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the following unaudited pro forma condensed combined financial information.

dMY and Legacy RSI have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

Based primarily on historical losses of Legacy RSI, management has determined it is more-likely-than-not that the Company will be unable to utilize its deferred tax assets subject to the Tax Receivable Agreement; therefore, management has not recorded the deferred tax assets or a corresponding liability under the Tax Receivable Agreement related to the tax savings the Company may realize from the utilization of tax deductions related to basis adjustments created by the transactions contemplated in the Business Combination Agreement and the exchange of Retained RSI Units for Class A Common Stock (or cash) pursuant to the RSI A&R LPA and tax benefits related to entering into the Tax Receivable Agreement. However, if utilization of the deferred tax assets were more-likely-than-not the Company would recognize a deferred tax asset of approximately $97 million and a liability of approximately $42 million, assuming (i) a price of $10 per share; (ii) a constant corporate tax rate of 29.94%; and (iii) no material changes in tax law.

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The Transaction Accounting Adjustments included in the unaudited pro forma condensed combined balance sheet as of September 30, 2020 are as follows:

a	Reflects the reclassification of investments held in Trust Account that became available following the Business Combination.

b	Reflects the settlement of $8.1 million in deferred underwriting commissions.

c

Represents estimated transaction costs incurred by dMY and Legacy RSI of approximately $20.2 million for legal, financial advisory and other professional fees incurred in consummating the Business Combination. Of the amount:

•	$2.8 million was both deferred in prepaid expenses and other current assets and accrued in Accrued expenses by Legacy RSI as of September 30, 2020.

•	$2.4 million was accrued by dMY in Accrued expenses as of September 30, 2020 and recognize in expense during the nine-months ended September 30, 2020.

•

$17.8 million was reflected as a decrease in additional paid-in capital, which represents the estimated transaction costs of $20.2 million less the $2.4 million previously recognized in expense by dMY. The $2.4 million previously recognized in expense by dMY was reclassified to additional paid-in capital in Note 2(i) of this unaudited pro forma condensed combined financial information.

d	Reflects the proceeds of $160.4 million from the issuance and sale of 16,043,002 shares of Class A Common Stock at $10.00 per share in the PIPE pursuant to the terms of the Subscription Agreements.

e	Reflects the reclassification of $215.9 million of Class A Common Stock subject to possible redemption to permanent equity.

f	Reflects the conversion of Class B Common Stock held by the Initial Stockholders into Class A Common Stock.

g

Represents approximately $2.0 million of share-based expense associated with incentive profits interests that vested upon the Closing of the Business Combination. The cost expensed through retained earnings is included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2019 as discussed in Note (ee) below.

h	Reflects the recapitalization of the equity interests of Legacy RSI effective as of immediately prior to the Closing into a single class of common units pursuant to the Recapitalization Agreement.

i	Reflects the elimination of dMY’s historical accumulated deficit.

j

Reflects the issuance of 145,000,000 shares of Class V Voting Stock of the Company upon the Closing of the Business Combination. The Class V Voting Stock, par value $0.0001, entitles its holder to one vote per share but not any right to dividends or distributions.

k

Represents share redemptions of 485 shares of Class A Common Stock for $4,867 allocated to Class A Common Stock and additional paid-in capital using par value of $0.0001 per share and at a redemption price of $10.03 per share.

l

Represents the pro forma adjustment to: 1) reflect the payment of the $125.0 million for 12,500,000 Purchased RSI Units, and 2) to present the Retained RSI Units as noncontrolling interest upon the reorganization of the post-combination company into an Up-C structure. The noncontrolling interest adjustment reflects the allocation of the post-combination company’s total equity to the Retained RSI Unit holders approximate 76.9% economic interest in the post-combination company, as follows:

	Total Stockholders’ Equity (100%)	Noncontrolling Interest (76.9%)	Common Stockholders’ Equity (23.1%)
Historical Legacy RSI members’ deficit	$(120,084)	$(92,333)	$(27,751)
Historical dMY total stockholders’ equity	5,001	3,845	1,156
Class A common stock issued in the PIPE	160,430	123,356	37,074
Reclass of redeemable public shares to permanent equity	215,897	166,004	49,893
Redemption of public shares	(5)	(4)	(1)
Recognition of accelerated share-based compensation	(1,984)	(1,526)	(458)
Recapitalization of Legacy RSI preferred units	145,353	111,763	33,590
Payment of transaction costs	(17,771)	(13,664)	(4,107)
Payment of Purchased RSI Units Cash Consideration	(125,000)	(96,113)	(28,887)

	$261,837	$201,328	$60,509

The following table represents the share of economic interest of the combined entity between the holders of the Retained RSI Units (noncontrolling interests) and the holders of Class A Common Stock of the Company (stockholders’ equity) as a result of the Business Combination:

	Economic Interests	% of Economic Interests
Retained RSI Units	145,000,000	76.9%
Class A common stock	43,579,704	23.1%

	188,579,704	100.0%

The adjustment to noncontrolling interest was recorded with an offset: 1) to eliminate Members’ units balance of Legacy RSI of $180.5 million; 2) to accumulated deficit for $1.5 million, representing the portion of the share-based expense in Note (g) allocated to noncontrolling interests; and 3) to additional paid-in capital for the residual amount of $22.3 million.

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The Transaction Accounting Adjustments included in the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2019 and for the nine months ended September 30, 2020 are as follows:

aa	Represents pro forma adjustment to eliminate gain on marketable securities related to the Trust Account

bb	Reflects the elimination of dMY’s income tax expense, which primarily relates to the gain on marketable securities held in the Trust Account.

cc	Represents the pro forma adjustment to allocate net income (loss) to the noncontrolling interests as follows:

	Year Ended December 31, 2019	Nine Months Ended September 30, 2020
Net loss	$(30,049)	$(92,274)
Economic interest held by noncontrolling interest holders	76.9%	76.9%
Net loss attributable to noncontrolling interests	$(23,105)	$(70,950)

dd

Reflects the elimination of transaction costs incurred by dMY in connection with the Business Combination for the nine months ended September 30, 2020 and to reflect these transaction costs as if incurred on January 1, 2019, the date the Business Combination occurred for the purposes of the unaudited pro forma condensed combined statements of operations. This is a non-recurring item.

ee

Represents approximately $2.0 million of share-based expense associated with Legacy RSI incentive profits interests that vested upon the Closing of the Business Combination. These costs are reflected as incurred on January 1, 2019, the date the Business Combination occurred for the purposes of the unaudited pro forma condensed combined statements of operations. This is a non-recurring item.

ff

Reflects additional compensation expense related to employment agreements entered into with Mr. Carlin and Mr. Sauers. For the year ended December 31, 2019, the pro forma adjustment includes approximately $1.0 million of non-recurring items associated with the employment agreement with Mr. Sauers related to a one-time signing bonus ($250,000) and a portion of a restricted share award that vested immediately following Mr. Sauers’ Start Date ($762,500). These non-recurring costs for the year ended December 31, 2019 and reflected as incurred on January 1, 2019, the date the Business Combination occurred, for the purpose of the unaudited pro forma condensed combined statement of operations.

3.	Loss per Share

Represents the net loss per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the PIPE, assuming the shares were outstanding since January 1, 2019. As the Business Combination is being reflected as if it had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the PIPE have been outstanding for the entire periods presented.

	Year Ended December 31, 2019	Nine Months Ended September 30, 2020
Pro forma net loss attributable to common shareholders (in thousands)	$(6,944)	$(21,324)
Weighted average shares outstanding, basic and diluted - Class A	43,579,704	43,579,704
Net loss per share, basic and diluted - Class A (1)	$(0.16)	$(0.49)

Weighted average shares calculation, basis and diluted - Class A
dMY public stockholders - Class A	22,999,515	22,999,515
Holders of dMY sponsor shares - Class A (2)	4,537,187	4,537,187
PIPE Investors - Class A	16,043,002	16,043,002

	43,579,704	43,579,704

(1)

For the purpose of calculating diluted loss per share, it was assumed that all outstanding dMY Warrants sold in the IPO are exchanged for dMY Class A Common Stock. However, since this results in anti-dilution, the effect of such exchange was not included in the calculation of diluted loss per share.

(2)

The pro forma basic and diluted shares of the Holders of dMY sponsor shares exclude 1,212,813 shares of Class A Common Stock to be placed into escrow subject to the achievement of certain earnout targets pursuant to the Business Combination Agreement, as these shares are not deemed to be participating securities and would reduce the diluted net loss per share.